EXHIBIT 4(b)

                                                EXECUTION COPY


                          AMENDMENT NO. 4 AND WAIVER

         AMENDMENT NO. 4 AND WAIVER dated as of June 28, 2001 to the Receivables Purchase Agreement dated as of September 12, 1995 among Bethlehem Steel Funding, LLC ("BSF"), Bethlehem Steel Corporation ("BSC"), as Servicer, Bethlehem Steel Credit Affiliate One, Inc. ("Credit One"), Bethlehem Steel Credit Affiliate Two, Inc. ("Credit Two"), Morgan Guaranty Trust Company of New York (the "Administrative Agent"), as Administrative, Structuring and Collateral Agent, and the financial institutions party thereto (the "Buyers"), as buyers (as amended, the "Receivables Purchase Agreement").

                             W I T N E S S E T H :

         WHEREAS, BSC has requested that the Buyers grant a certain waiver under the Receivables Purchase Agreement, and make certain other modifications thereto;

         WHEREAS, the Buyers are willing to grant such a waiver and make such modifications, on the terms and conditions set forth herein;

         NOW, THEREFORE, the parties hereto agree as follows:

         Section 1. Defined Terms; References. (a) Unless otherwise specifically defined herein, each term used herein which is defined in the Receivables Purchase Agreement shall have the meaning assigned to such term in the Receivables Purchase Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Receivables Purchase Agreement shall, after this Amendment and Waiver becomes effective, refer to the Receivables Purchase Agreement as modified hereby.

         (b) As used herein, the following additional terms have the following meanings:

         "RPA Amendment No.  4 Effective Date" has the meaning given in Section
11.

         "Specified Pre-petition Accounts Payable" means Receivables owned by BSF of which the Obligor is Harnischfeger Corp. or one of its subsidiaries, including Joy Technologies, Inc., and that represent a pre-petition claim in the pending

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bankruptcy proceeding of such Person under Chapter 11 of the United States
Bankruptcy Code.

         Section 2. Amendments to Definitions. Section 1.1 of the Receivables Purchase Agreement is amended as follows:

         (a) The definition of "Commitment Fee" is amended by replacing ".15%" with ".25%".

         (b) The definition of "Euro-Dollar Rate" is amended by replacing ".375%" in each place where it appears with "1.000%".

         (c) The definition of "Fixed CD Rate" is amended by replacing ".50%" in each place where it appears with "1.125%".

         Section 3. Amendments to Article 2 of the Receivables Purchase Agreement. (a) Section 2.9(g) of the Receivables Purchase Agreement is amended by replacing ".375%" with "1.000%".

         (b) Section 2.2(a) and Section 2.3 of the Receivables Purchase Agreement are amended by replacing "$20,000,000" in each place where it appears with "$5,000,000".

         Section 4.  Waiver.  (a) The Buyers waive (including for purposes of
Section 4.2 of the Receivables Purchase Agreement) any Potential Termination Event or Termination Event occurring on account of BSC's entering into the agreements attached to BSC's letter to the Administrative Agent dated June 28, 2001 or into definitive agreements substantially on the terms and conditions set forth in the term sheets attached to such letter.

         (b) BSC and BSF understand and accept that except as expressly set forth herein, the waiver contained herein shall not constitute a waiver or amendment of any term or condition of the Receivables Purchase Agreement or any other Program Document and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects, and that no failure or delay by the Buyers or any one of them in exercising any right, power or privilege under any Program Document, or any other action taken or not taken or statement made, shall operate as a waiver thereof or obligate any Buyer to agree to an extension of the waiver provided hereby or any other waiver under or amendment to any Program Document.

         Section 5. Consent to Sale of Certain Receivables. BSC, as Servicer, anticipates that BSF will receive a note payable in satisfaction of substantially all of

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BSF's claims evidenced by Receivables that are Specified Pre-petition Accounts
Payable. BSC, as Servicer, and BSF propose to sell such note (when received), without any recourse, to a Person that is not an Affiliate of BSC or BSF, for a purchase price no less than the fair market value thereof, as determined in good faith by BSC, as Servicer. The Buyers hereby consent to such sale, but only on the condition that BSF, prior to entering into a definitive agreement providing for such sale, furnishes a copy of such proposed definitive agreement to S&P and S&P reaffirms the rating then assigned to the Buyers' Certificates.

         Section 6. Program Document. The parties agree that this Amendment and Waiver shall be considered a "Program Document" for all purposes of the Receivables Purchase Agreement.

         Section 7. Governing Law. This Amendment and Waiver shall be governed by and construed in accordance with the laws of the State of New York.

         Section 8. Counterparts. This Amendment and Waiver may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         Section 9. Release of Bank Liability. Each of BSF and BSC, for itself and on behalf of its affiliated entities, successors, assigns and legal representatives (collectively, as to BSF and BSC, the "BSC Parties"), jointly and severally releases, acquits and forever discharges the Administrative Agent and each Buyer (collectively, the "Bank Parties"), and their respective subsidiaries, parents, affiliates, officers, directors, employees, agents, attorneys, successors and assigns, both present and former (collectively, the "Banks' Affiliates") from any and all manner of actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, asserted or unasserted, in contract, tort, law or equity which BSF, BSC or any other BSC Party has or may have against any of the Bank Parties and/or the Banks' Affiliates by reason of any action, failure to act, matter or thing whatsoever arising from or based on facts occurring prior to the date hereof, including but not limited to any claim or defense that relates to, in whole or in part, directly or indirectly, (i) the making or administration of the Loans, including without limitation, any such claims and defenses based on fraud, mistake, duress, usury or misrepresentation, or any other claim based on so-called "lender liability theories", (ii) any covenants, agreements, duties or obligations set forth in the Financing Documents, (iii) any actions or omissions of any of the Bank Parties and/or the Banks' Affiliates in connections with the initiation or continuing exercise of any right or remedy contained in the Program Documents or at law or in equity, (iv) lost profits,
(v) loss of business opportunity, (vi) increased financing costs, (vii) increased legal or other administrative fees, or (viii) damages to business reputation.

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         Section 10.  Representations and Warranties.  BSF and BSC each hereby represents and warrants that as of the RPA Amendment No. 4 Effective Date (after giving effect hereto):

         (a) no Termination Event or Potential Termination Event will have occurred and be continuing; and

         (b) the representations and warranties set forth in Articles 5 and 7 of the Receivables Purchase Agreement and Article IV of the Purchase and Sale Agreement, after giving effect to this Amendment and Waiver, will be true and correct.

         Section 11. Effectiveness. This Amendment and Waiver shall become effective as of the date hereof on the date (the "RPA Amendment No. 4 Effective Date") when the Administrative Agent shall have received:

         (a) from each of BSF, BSC, Credit One, Credit Two, the Administrative Agent and the Required Buyers a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof;

         (b) evidence satisfactory to it that S&P has reaffirmed the rating assigned by it as of June 27, 2001 to the Buyer's Certificates after giving effect to this Amendment and Waiver; and

         (c) confirmation that BSC has paid all statements of Davis Polk & Wardwell, special counsel to the Administrative Agent, that have been rendered to BSC at least one Business Day prior to the RPA Amendment No. 4 Effective Date in respect of this Amendment and Waiver or other matters relating to or arising under the Receivables Purchase Agreement;

provided that the amendments set forth in Section 2 hereof will not become effective until the Amendment No. 4 and Waiver under the Inventory Credit Agreement has become effective, but once so effective shall be given effect as of the date hereof.


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IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed as of the date first above written.


                              BETHLEHEM STEEL FUNDING, LLC



                              By:  /s/ G. L. Millenbruch
                                 ------------------------------
                                 Name:   G. L. Millenbruch
                                 Title:  Authorized Agent




                              BETHLEHEM STEEL CORPORATION, as
                              Servicer



                              By:  /s/ G. L. Millenbruch
                                 ------------------------------
                                 Name:  G. L. Millenbruch
                                 Title: Vice Chairman & Chief
                                        Financial Officer



                              BETHLEHEM STEEL CREDIT
                              AFFILIATE ONE, INC.



                              By:  /s/ G. L. Millenbruch
                                 ------------------------------
                                 Name:  G. L. Millenbruch
                                 Title: Authorized Agent




                              BETHLEHEM STEEL CREDIT
                              AFFILIATE TWO, INC.



                              By:  /s/ G. L. Millenbruch
                                 ------------------------------
                                 Name:  G. L. Millenbruch
                                 Title:  Authorized Agent


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                              MORGAN GUARANTY TRUST
                              COMPANY OF NEW YORK, as
                              Administrative, Structuring and Collateral
                              Agent




                              By:  /s/ James H. Ramage
                                 ------------------------------
                                 Name:  James H. Ramage
                                 Title: Managing Director

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                              BUYERS:


                              THE CHASE MANHATTAN BANK




                              By:  /s/ James H. Ramage
                                 ------------------------------
                                 Name:  James H. Ramage
                                 Title: Managing Director

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                              BANK OF AMERICA, N.A.



                              By:  /s/ Robert Y. Bennett
                                 ------------------------------
                                 Name:  Robert Y. Bennett
                                 Title: Managing Director


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                              GENERAL ELECTRIC
                              CAPITAL CORPORATION


                              By:  /s/ Janet K. Williams
                                 ------------------------------
                                 Name:  Janet K. Williams
                                 Title: Duly Authorized Signatory


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                              THE BANK OF NEW YORK



                              By:  /s/ Walter C. Parelli
                                 ------------------------------
                                 Name:  Walter C. Parelli
                                 Title: Vice President


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                              FIRST UNION NATIONAL BANK



                              By:
                                 ------------------------------
                                 Name:
                                 Title:


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                              UBS, AG
                              STAMFORD BRANCH



                              By:
                                 ------------------------------
                                 Name:
                                 Title:





                              By:
                                 ------------------------------
                                 Name:
                                 Title:

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                              BANK ONE, N.A.



                              By:  /s/ Brooks Crankshaw
                                 ------------------------------
                                 Name:  Brooks Crankshaw
                                 Title: Authorized Signatory


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                              CITIBANK, N.A.




                              By:  /s/
                                 ------------------------------
                                 Name:
                                 Title:


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                              SOCIETE GENERALE




                              By:  /s/ Anne-Marie Dumortier
                                 ------------------------------
                                 Name:  Anne-Marie Dumortier
                                 Title: Vice President

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                              BANK AUSTRIA
                              AKTIENGESELLSCHAFT




                              By:
                                 ------------------------------
                                 Name:
                                 Title:




                              By:
                                 ------------------------------
                                 Name:
                                 Title:

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                              SUMITOMO MITSUI
                              BANKING CORPORATION




                              By:  /s/ C. Michael Garrido
                                 ------------------------------
                                 Name:  C. Michael Garrido
                                 Title: Senior Vice President


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                              SUMMIT BANK




                              By:
                                 ------------------------------
                                 Name:
                                 Title:


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                              WILMINGTON TRUST




                              By:  /s/ Joseph M. Finley
                                 ------------------------------
                                 Name:  Joseph M. Finley
                                 Title:  Vice President



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                              THE INDUSTRIAL BANK OF JAPAN,
                              LIMITED




                              By:
                                 ------------------------------
                                 Name:
                                 Title:



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